UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007 (October 1, 2007)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York (Address of principal executive officers)		10022 (Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 1, 2007, BlackRock, Inc. ("BlackRock") and BAA Holdings, LLC (“BAA”), a wholly-owned subsidiary of BlackRock, announced that they had completed their previously announced acquisition of the fund of funds business of Quellos Holdings, LLC (“Quellos”) through the purchase of certain assets and assumption of certain liabilities of Quellos and certain of its affiliates (the “Acquisition”) pursuant to an Asset Purchase Agreement, dated as of June 26, 2007 (the "Asset Purchase Agreement"), by and among  BAA, Quellos and BlackRock.

In connection with the Acquisition, BlackRock paid approximately $562 million in cash and issued 1,191,785 shares of newly-issued BlackRock common stock (the “Shares”) to Quellos Group, LLC, a subsidiary of Quellos, subject to adjustment based upon the cash and net tangible assets of the acquired business as of the closing date, as well as certain fees and distributions relating to the acquired business.  The BlackRock common stock will be held in an escrow account for up to three years and will be available to satisfy certain indemnification obligations of Quellos under the Asset Purchase Agreement.  The Asset Purchase Agreement also provides for contingent payments to Quellos of up to an additional $970 million.

On October 1, 2007, BlackRock issued a press release announcing the completion of the Acquisition.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Acquisition, BlackRock has issued the Shares to Quellos Group, LLC.  Such issuance was exempt from the registration requirements of the Securities Act of 1933 (the “Act”), by virtue of Section 4(2) of the Act because the transaction did not involve a public offering.

Item 9.01.  Financial Statements and Exhibits.

(a) and (b)            Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (d)          Exhibits.

Exhibit Number            Description

99.1	Press release issued by BlackRock, Inc. on October 1, 2007.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

Date: October 1, 2007	By:	/s/ Daniel R. Waltcher
Name: Daniel R. Waltcher
Title: Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number            Description

99.1	Press release issued by BlackRock, Inc. on October 1, 2007.